CONTACTS:

MICHAEL EARLEY                                                        AL PALOMBO
METROPOLITAN HEALTH NETWORKS                                  CAMERON ASSOCIATES
CHIEF EXECUTIVE OFFICER                                       INVESTOR RELATIONS
(561) 805-8500 (212)                                           245-8800 EXT. 209
MEARLEY@METCARE.COM                                          AL@CAMERONASSOC.COM


                      METROPOLITAN HEALTH NETWORKS REPORTS
                           2006 SECOND QUARTER RESULTS


WEST PALM BEACH, FL, AUGUST 7, 2006 - Metropolitan Health Networks,  Inc. (AMEX:
MDF) (NYSE ARCA: MDF), a leading provider of healthcare services to Medicare beneficiaries in Florida, today announced financial results for the quarter ended June 30, 2006.

The Company recognized revenues of $57.5 million for the quarter ended June 30, 2006 compared to $46.2 million in the prior year quarter, a 24.6% increase. Net income was $819,000 compared to $1.2 million for the quarter ended June 30, 2005. Fully diluted earnings per share basis was $0.02 for both the quarters ended June 30, 2006 and 2005, respectively.

The 2006-second quarter results included a pre-tax segment loss of $2.2 million for the Company's Medicare Advantage HMO, compared to $1.0 million in the prior year's quarter. This business began operations, enrolled its first members and earned its first revenues in 2005's third quarter.

For the six months ended June 30, 2006, the Company's revenues totaled $113.0 million compared to $91.7 million in the prior year period, an increase of 23.2%. Net income was $1.5 million compared to $2.4 million for the six months ended June 30, 2005. Fully diluted earnings per share were $0.03 and $0.05 for the six months ended June 30, 2006 and 2005, respectively.

The Company recognized stock-based employee compensation expense of $162,000 and $364,000 for the quarter and six months ended June 30, 2006, respectively, resulting from the adoption of SFAS 123(R) effective January 1, 2006. There was no comparable compensation expense recognized in 2005.

Total cash and equivalents and short-term investments at June 30, 2006 amounted to $21.3 million, up from $15.6 million at December 31, 2005. The Company had working capital of $23.0 million at period end, compared to $21.1 million as of December 31, 2005. The Company has no outstanding debt and stockholder equity grew to $31.7 million at June 30, 2006.

Total Medicare Advantage lives served increased by approximately 2,300 members from June 2005 to a membership of over 29,000 in June 2006. June 1, 2006 membership for the Company's Humana-related business (the "PSN") and the new HMO were 25,875 and 3,145, respectively. Member months, the combined total membership for each month of the measurement period, were 86,012 and 79,816 for the 2006 and 2005 quarters, respectively. For the six-month periods, member months were 169,462 and 159,366 for 2006 and 2005, respectively. Included in these numbers were approximately 8,441 and 14,373 member months related to the HMO for the quarter and six months ended June 30, 2006, respectively.

Michael Earley, Chairman and Chief Executive Officer, commented, "We're pleased to report the progress made in the first half of 2006. As noted a quarter ago, our growth strategy is unfolding this year as METCARE Health Plans, Inc., our Medicare Advantage HMO, with its AdvantageCare(sm) product is now entering its second year of operations. While this new business accounted for no revenues in our 2005-second quarter, this year it generated 11.5% of our second quarterly revenues. We're pleased that this second business is now well underway, in its first markets, with its first products and growing membership. We expect to expand our market footprint and product offerings as we enter 2007, while recognizing the challenge of balancing growth initiatives with reaching profitability."

Continuing, Earley stated, "Our core Humana business continues to perform with revenues up over 11% in the first half of this year compared to a year ago, and with a segment gain before overhead and taxes of $9.8 million, up 22% over 2005's first half. On the cost front, we are pleased that our medical expense ratio continues to decline, from 90.2% in 2005's fourth quarter to 89.4% in the first quarter to this quarter's 88.4%. Recognizing that medical utilization and costs can and do fluctuate for a variety of reasons, some controllable and others not, we are pleased with the trend and believe the current results are due in part to initiatives undertaken by our medical management professionals over the past year. We continue to be pleased with our progress and, as always, look forward to reporting our results as we continue the year."

CONFERENCE CALL INFORMATION:

The company's senior management will discuss Metropolitan's results for the second quarter ended June 30, 2006, during a conference call scheduled for Tuesday, August 8, 2006, at 11:00 a.m. Eastern time.

What:             Metropolitan Health Networks Second Quarter 2006 Conference
                  Call

When:             Tuesday, August 8, 2006, 11:00 a.m. Eastern

Web cast address: http://www.streetevents.com, http://www.fulldisclosure.com

Dial-in Numbers:  (866) 362-4832 (domestic) or (617) 597-5364 (international), pass code # 72714199

Contact: Al Palombo, Cameron Associates, (212) 245-8800 Ext. 209, al@cameronassoc.com

If you are unable to participate, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on August 15, 2006, by dialing (888) 286-8010 (domestic) or (617) 801-6888
(international) using confirmation pass code 76484252.

ABOUT METROPOLITAN HEALTH NETWORKS, INC.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

FORWARD LOOKING STATEMENTS:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; (v) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; and (vi) our ability to successfully operate a healthcare management organization otherwise known as an HMO. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2005.



                           FINANCIAL TABLES TO FOLLOW

               METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

================================================================================


                                  ASSETS                         JUNE 30, 2006     DECEMBER 31, 2005
                                                                  (UNAUDITED)           (AUDITED)
                                                              -----------------    -----------------

CURRENT ASSETS
  Cash and equivalents                                        $      15,633,283    $      15,572,862
  Short-term investments                                              5,677,050                   --
  Accounts receivable, net of allowance                               5,155,658            4,183,974
  Inventory                                                             241,263              201,430
  Prepaid expenses                                                    1,070,721              473,286
  Deferred income taxes                                               3,400,000            3,500,000
  Other current assets                                                  251,082              547,976
                                                              -----------------    -----------------
  TOTAL CURRENT ASSETS                                               31,429,057           24,479,528

PROPERTY AND EQUIPMENT, net                                           1,139,907              899,998

INVESTMENTS                                                             940,757              627,819

GOODWILL, net                                                         1,992,133            1,992,133

DEFERRED INCOME TAXES                                                 3,680,000            4,493,000

OTHER ASSETS                                                          1,012,774              622,628
                                                              -----------------    -----------------
  TOTAL ASSETS                                                $      40,194,628    $      33,115,106
                                                              =================    =================

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                            $         645,831    $         969,184
  Advance and unearned premiums                                       3,337,226                   --
  Estimated medical expenses payable                                  2,601,708              694,410
  Accrued payroll and payroll taxes                                   1,147,750            1,459,098
  Accrued expenses                                                      742,980              293,552
                                                              -----------------    -----------------
  TOTAL CURRENT LIABILITIES                                           8,475,495            3,416,244
                                                              -----------------    -----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Preferred  stock,  par value  $.001 per  share;  stated
    value  $100 per share; 10,000,000 shares authorized;
    5,000 issued and outstanding                                        500,000              500,000
 Common stock, par value $.001 per share; 80,000,000 shares
   authorized; 50,106,526 and 49,851,526 issued and
   outstanding, respectively Additional paid-in capital                  50,106               49,851

                                                                     40,712,061           40,182,889
 Accumulated deficit                                                 (9,543,034)         (11,033,878)
                                                              -----------------    -----------------
   TOTAL STOCKHOLDERS' EQUITY                                        31,719,133           29,698,862
                                                              -----------------    -----------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $      40,194,628    $      33,115,106
                                                              =================    =================

               METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

================================================================================

                                           FOR THE SIX MONTHS ENDED JUNE 30,       FOR THE THREE MONTHS ENDED JUNE 30,
                                               2006                 2005               2006                  2005
                                            (UNAUDITED)         (UNAUDITED)         (UNAUDITED)          (UNAUDITED)
                                          ----------------    ----------------    ----------------    ----------------

REVENUES, net                             $    112,981,144    $     91,688,772    $     57,547,610    $     46,169,207
                                          ----------------    ----------------    ----------------    ----------------

OPERATING EXPENSES
  Direct medical costs                          95,297,419          77,332,404          48,334,576          38,799,286
  Other medical costs                            5,144,944           5,210,820           2,559,277           2,573,845
                                          ----------------    ----------------    ----------------    ----------------
    Total medical expenses                     100,442,363          82,543,224
                                                                                        50,893,853          41,373,131
  Administrative payroll, payroll taxes
    and benefits                                 5,003,185           2,682,290           2,555,386           1,416,029
  Marketing and advertising                      1,995,854             156,189           1,021,924             155,819
  General and administrative                     3,549,237           2,739,344           1,977,221           1,371,308
                                          ----------------    ----------------    ----------------    ----------------
       TOTAL EXPENSES                          110,990,639          88,121,047
                                                                                        56,448,384          44,316,287
                                          ----------------    ----------------    ----------------    ----------------


OPERATING INCOME                                 1,990,505           3,567,725           1,099,226           1,852,920
                                          ----------------    ----------------    ----------------    ----------------

OTHER INCOME
  Interest income, net                             412,138             137,049             222,700              71,975
  Other                                              1,201             129,614                  21              67,891
                                          ----------------    ----------------    ----------------    ----------------
       TOTAL OTHER INCOME                          413,339             266,663             222,721             139,866
                                          ----------------    ----------------    ----------------    ----------------


INCOME BEFORE INCOME TAXES                       2,403,844           3,834,388           1,321,947           1,992,786

INCOME TAXES                                      (913,000)         (1,447,000)           (502,800)           (750,000)
                                          ----------------    ----------------    ----------------    ----------------
NET INCOME                                $      1,490,844    $      2,387,388    $        819,147    $      1,242,786
                                          ================    ================    ================    ================

NET EARNINGS PER SHARE:
  Basic                                   $           0.03    $           0.05    $           0.02    $           0.03
                                          ================    ================    ================    ================
  Diluted                                 $           0.03    $           0.05    $           0.02    $           0.02
                                          ================    ================    ================    ================


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